Exhibit 99.1

American Midstream Reports First Quarter 2019 Results

HOUSTON, TX – May 10, 2019 – American Midstream Partners, LP (NYSE: AMID) (“American Midstream” or the “Partnership”) today reported financial and operational results for the three months ended March 31, 2019. Net loss attributable to the Partnership was $13.2 million for the three months ended March 31, 2019 compared to $13.9 million for 2018. Adjusted EBITDA (1) was $54.7 million for the three months ended March 31, 2019, compared to $52.4 million for 2018. Total segment gross margin (1) was $71.2 million for the three months ended March 31, 2019, compared to $64.7 million for 2018. The increases in adjusted EBITDA and total segment gross margin were driven largely by increased throughput on Delta House, reduction in operating expenses resulting from decreases in the use of third-party services and reductions in corporate expenses, due to a decrease in acquisition activity compared to the prior period and general corporate cost reduction as the Partnership prepares for the completion of the pending merger and operating as a privately held company.

SEGMENT PERFORMANCE

	Segment Gross Margin (In thousands)
	Three months ended March 31,
	2019	2018
Offshore Pipelines and Services	$38,770	$25,317
Gas Gathering and Processing Services	14,876	12,209
Liquid Pipelines and Services	8,104	9,154
Natural Gas Transportation Services	9,428	10,687
Terminalling Services	—	7,289

Total Segment Gross Margin	$71,178	$64,656

PENDING MERGER

All customary conditions to the closing of the merger of the Partnership and an affiliate of ArcLight have been satisfied, with the exception of the expiration of the waiting period following filing of a definitive information statement with the United States Securities and Exchange Commission (“SEC”). The Partnership expects the merger to close by the outside date under the merger agreement of July 31, 2019.

(1)	Adjusted EBITDA and Total Segment Gross Margin are Non-GAAP supplemental financial measures. Please read “Non-GAAP Financial Measures” in this press release.

As previously announced, the Partnership will not make any cash distributions on its common units or preferred units prior to the closing of the merger.

Upon closing of the merger, the Partnership will be a wholly owned subsidiary of an affiliate of ArcLight and the common units will cease to be publicly traded.

As a result of the pending merger, the Partnership will not hold a conference call in connection with the issuance of this earnings release.

CAPITAL MANAGEMENT

As of March 31, 2019, the Partnership had approximately $1.0 billion of total debt outstanding, comprising $534 million outstanding under its revolving credit facility, $425 million in outstanding 8.50% senior unsecured notes and $87 million in outstanding non-recourse senior secured notes. The Partnership had a consolidated total leverage ratio of approximately 5.8 times at March 31, 2019.

For the three months ended March 31, 2019, capital expenditures totaled approximately $19 million, including approximately $7 million of maintenance capital expenditures.

Non-GAAP Financial Measures

This press release and the accompanying tables include supplemental non-GAAP financial measures, including “Adjusted EBITDA,” “Total Segment Gross Margin” and “Operating Margin.” For definitions and required reconciliations of supplemental non-GAAP financial measures to the nearest comparable GAAP financial measures, please read “Note About Non-GAAP Financial Measures” set forth in a later section of this press release.

About American Midstream Partners, LP

American Midstream Partners, LP is a limited partnership formed to provide critical midstream infrastructure that links producers of natural gas, crude oil, NGLs and condensate to end-use markets. American Midstream’s assets are strategically located in some of the most prolific offshore and onshore basins in the Permian, Eagle Ford, East Texas, Bakken and Gulf Coast. American Midstream owns or has an ownership interest in approximately 5,100 miles of interstate and intrastate pipelines, as well as gas processing plants, fractionation facilities, an offshore semisubmersible floating production system with nameplate processing capacity of 90 MBbl/d of crude oil and 220 MMcf/d of natural gas, and terminal sites with approximately 3.0 MMBbls of storage capacity.

For more information about American Midstream Partners, LP, visit: www.americanmidstream.com. The content of our website is not part of this release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We have used the words “could,” “expect,” “intend,” “may,” “will,” “would,” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include actions by ArcLight, lenders, regulatory agencies, and other third parties, changes in market conditions, and information described in our public disclosure and filings with the SEC, including the risk factors and other information that will be included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on From 10-Q for the quarter ended March 31, 2019. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update such statements for any reason, except as required by law.

Investor Contact

American Midstream Partners, LP

Mark Schuck

Director of Investor Relations

(346) 241-3497

ir@americanmidstream.com

American Midstream Partners, LP and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$12,273	$9,069
Restricted cash	33,558	30,868
Accounts receivable, net of allowance for doubtful accounts of $511 and $591 as of March 31, 2019 and December 31, 2018, respectively	87,355	76,632
Inventory	8,924	1,186
Other current assets	21,728	26,236

Total current assets	163,838	143,991
Property, plant and equipment, net	995,755	997,708
Goodwill	51,723	51,723
Restricted cash – long term	5,281	5,083
Intangible assets, net	131,447	133,992
Investment in unconsolidated affiliates	321,760	337,796
Other assets, net	45,933	17,403

Total assets	$1,715,737	$1,687,696

Liabilities, Equity and Partners’ Capital
Total current liabilities (1)	$664,817	$649,892
Asset retirement obligations	68,338	67,451
Other long-term liabilities	41,876	18,491
Long-term debt	501,836	500,739
Deferred tax liability	1,421	1,421

Total liabilities	1,278,288	1,237,994

Convertible preferred units	331,964	324,624

Total Equity and partners’ capital	105,485	125,078

Total liabilities, equity and partners’ capital	$1,715,737	$1,687,696

(1)

Total current liabilities include $534.3 million and $514.8 million for March 31, 2019 and December 31, 2018, respectively, outstanding under the Partnership’s revolving credit facility, which matures in September 2019.

American Midstream Partners, LP and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except for per unit amounts)

	Three months ended March 31,
	2019	2018
Revenues	$172,830	$205,829

Operating expenses:
Cost of sales	128,061	150,166
Direct operating expenses	17,978	23,446
Corporate expenses	19,401	22,692
Depreciation, amortization and accretion	21,180	21,997
Loss (gain) on sale of assets, net	55	(95)
Impairment of long-lived assets	829	—

Total operating expenses	187,504	218,206

Operating loss	(14,674)	(12,377)

Other income (expense), net:
Interest expense, net of capitalized interest	(24,363)	(13,876)
Other income, net	8	22
Earnings in unconsolidated affiliates	26,110	12,673

Loss before income taxes	(12,919)	(13,558)
Income tax expense	(218)	(280)

Net loss	(13,137)	(13,838)
Net income attributable to noncontrolling interests	(77)	(45)

Net loss attributable to the Partnership	$(13,214)	$(13,883)

Limited Partners’ net loss per common unit:
Basic and diluted:
Net loss per common unit	$(0.38)	$(0.42)

Weighted average number of common units outstanding
Basic and diluted	54,082	52,769

American Midstream Partners, LP and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three months ended March 31,
	2019	2018
Net cash (used in) provided by operating activities	$(4,240)	$14,847
Net cash used in investing activities	(6,481)	(15,744)
Net cash provided by (used in) financing activities	16,813	(1,774)

Net decrease in Cash, Cash equivalents, and Restricted cash	6,092	(2,671)
Cash, cash equivalents and restricted cash
Beginning of period	45,020	34,179

End of period	$51,112	$31,508

American Midstream Partners, LP and Subsidiaries

Reconciliation of Net income (loss) attributable to the Partnership to

Adjusted EBITDA and Distributable Cash Flow

(Unaudited, in thousands)

	Three months ended March 31,
	2019	2018
Reconciliation of Net loss Attributable to the Partnership to Adjusted EBITDA:
Net loss attributable to the Partnership	$(13,214)	$(13,883)

Depreciation, amortization and accretion	21,180	21,997
Interest expense, net of capitalized interest	24,363	13,876
Amortization of deferred financing costs	(2,549)	(1,316)
Debt issuance costs paid	61	1,085
Unrealized loss (gain) on commodity derivatives, net	254	59
Non-cash equity compensation expense	1,026	1,014
Transaction expenses	6,370	8,877
Impairment of long-lived assets	829	—
Income tax expense	218	280
Distributions from unconsolidated affiliates	42,146	23,853
General Partner contribution	—	9,417
Earnings in unconsolidated affiliates	(26,110)	(12,673)
Other	46	(90)
Other post-employment benefits plan net periodic benefit	(19)	15
(Gain) loss on sale of assets, net	55	(95)

Adjusted EBITDA	$54,656	$52,416

American Midstream Partners, LP and Subsidiaries

Reconciliation of Total Gross Margin to Net loss attributable to the Partnership

(Unaudited, in thousands)

Reconciliation of Total Segment Gross Margin and Operating Margin to Net Loss Attributable to the Partnership:	Three months ended March 31,
	2019	2018
Total Segment Gross Margin	$71,178	$64,656
Direct operating expenses	(17,978)	(19,799)

Operating margin	53,200	44,857
Gain (loss) on commodity derivatives, net	(1,521)	60
Corporate expenses	(19,401)	(22,692)
Depreciation, amortization and accretion expense	(21,180)	(21,997)
Gain (loss) on sale of assets, net	(55)	95
Impairment of long-lived assets	(829)	—
Interest expense, net of capitalized interest	(24,363)	(13,876)
Other income, net	1,230	(5)
Income tax expense	(218)	(280)
Net income attributable to noncontrolling interest	(77)	(45)

Net loss attributable to the Partnership	$(13,214)	$(13,883)

American Midstream Partners, LP and Subsidiaries

Segment Financial and Operating Data

(Unaudited, in thousands, except for operating and pricing data)

	Three months ended March 31,
	2019	2018
Segment Financial and Operating Data:
Offshore Pipelines and Services Segment
Financial data:
Segment gross margin	$38,770	$25,317
Direct operating expenses	5,939	7,795

Segment operating margin	$32,831	$17,522

Distributions:
Destin/Okeanos	$15,373	$15,113
Delta House	21,817	6,524

Total	$37,190	$21,637

Operating data:
Average throughput (MMcfe/d)	617.5	498.6
Average Destin/Okeanos throughput (MMcf/d)	828.6	982.8
Average Delta House throughput (MBoe/d)	102.9	57.8
Gas Gathering and Processing Services Segment
Financial data:
Segment gross margin	$14,876	$12,209
Direct operating expenses	6,349	7,170

Segment operating margin	$8,527	$5,039

Operating data:
Average throughput (MMcf/d)	200.9	160.5
Liquid Pipelines & Services
Financial data:
Segment gross margin	$8,104	$9,154
Direct operating expenses	2,978	3,161

Segment operating margin	$5,126	$5,993

Distributions:
Distributions from unconsolidated affiliates	$4,956	$2,217
Operating data:
Average unconsolidated affiliate throughput (MBbls/d)	127.4	104.4
Average other liquid pipelines throughput (MBbls/d)	71.0	73.9
Natural Gas Transportation Services Segment
Financial data:
Segment gross margin	$9,428	$10,687
Direct operating expenses	2,712	1,673

Segment operating margin	$6,716	$9,014

Operating data:
Average throughput (MMcf/d)	640.3	810.1
Terminalling Services Segment
Financial data:
Segment revenue	$—	$15,959
Cost of sales	—	5,023
Direct operating expenses	—	3,647

Segment operating margin	$—	$7,289

Note About Non-GAAP Financial Measures

Total segment gross margin, operating margin, Adjusted EBITDA and distributable cash flow are performance measures that are non-GAAP financial measures. Each has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. Management compensates for the limitations of these non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

You should not consider total segment gross margin, operating margin or Adjusted EBITDA in isolation or as a substitute for, or more meaningful than analysis of, our results as reported under GAAP. Total segment gross margin, operating margin and Adjusted EBITDA may be defined differently by other companies in our industry. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted EBITDA is a supplemental non-GAAP financial measure used by our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess: the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash flow to make cash distributions to our equity holders; our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

We define Adjusted EBITDA as net income (loss) attributable to the Partnership, plus depreciation, amortization and accretion expense (“DAA”) excluding non-controlling interest share of DAA, interest expense, net of capitalized interest excluding , debt issuance costs paid during the period, unrealized gains (losses) on commodity derivatives, non-cash charges such as non-cash equity compensation expense, charges that are unusual such as transaction expenses primarily associated with our acquisitions, income tax expense, distributions from unconsolidated affiliates and General Partner’s contribution, less earnings in unconsolidated affiliates, discontinued operations, gains (losses) that are unusual, such as gain on revaluation of equity interest and gain (loss) on sale of assets, net, and other non-recurring items that impact our business, such as construction and operating management agreement income (“COMA”) and other post-employment benefits plan net periodic benefit. The GAAP measure most directly comparable to our performance measure Adjusted EBITDA is Net income (loss) attributable to the Partnership.

Segment gross margin and total segment gross margin are metrics that we use to evaluate our performance. These metrics are useful for understanding our operating performance because it measures the operating results of our segments before DD&A and certain expenses that are generally not controllable by our business segment development managers, such as certain operating costs, general and administrative expenses, interest expense and income taxes. Operating margin is useful for similar reasons except that it also includes all direct operating expenses in order to assess the performance of our operating managers.

We define segment gross margin in our Gas Gathering and Processing Services segment as total revenue plus unconsolidated affiliate earnings less unrealized gains or plus unrealized losses on commodity derivatives, construction and operating management agreement income and the cost of natural gas, and NGLs and condensate purchased.

We define segment gross margin in our Liquid Pipelines and Services segment as total revenue plus unconsolidated affiliate earnings less unrealized gains or plus unrealized losses on commodity derivatives and the cost of crude oil purchased in connection with fixed-margin arrangements. Substantially all of our gross margin in this segment is fee-based or fixed-margin, with little to no direct commodity price risk.

We define segment gross margin in our Natural Gas Transportation Services segment as total revenue plus unconsolidated affiliate earnings less the cost of natural gas purchased in connection with fixed-margin arrangements. Substantially all of our gross margin in this segment is fee-based or fixed-margin, with little to no direct commodity price risk.

We define segment gross margin in our Offshore Pipelines and Services segment as total revenue plus unconsolidated affiliate earnings less the cost of natural gas purchased in connection with fixed-margin arrangements. Substantially all of our gross margin in this segment is fee-based or fixed-margin, with little to no direct commodity price risk.

We define segment gross margin in our Terminalling Services segment as total revenue less cost of sales and direct operating expense which includes direct labor, general materials and supplies and direct overhead.

Total segment gross margin is a supplemental non-GAAP financial measure that we use to evaluate our performance. We define total segment gross margin as the sum of the segment gross margins for our Gas Gathering and Processing Services, Liquid Pipelines and Services, Natural Gas Transportation Services, Offshore Pipelines and Services and Terminalling Services segments. The GAAP measure most directly comparable to total segment gross margin is Net Income (Loss) attributable to the Partnership.